SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(2))

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration No.
--------------------------------------------------------------------------------

(3) Filing party:
--------------------------------------------------------------------------------

(4) Date filed:
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


HUNGARIAN TELEPHONE                                     100 First Stamford Place
AND CABLE CORP.                                              Stamford, CT  06902





Dear Stockholder:                                                 April 16, 1999

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Hungarian Telephone and Cable Corp. (the "Company") to be held at 10:00 a.m. local time, on May 25, 1999 at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017.

         At the Annual Meeting the holders of Common Stock of the Company will consider and vote upon the election of directors and the ratification of the appointment of auditors. The Board unanimously recommends a vote "FOR" the election of directors and the ratification of the appointment of auditors.

         The attached Proxy Statement more fully describes the matters to be voted upon at the Annual Meeting and also includes information concerning the Company. I urge you to read carefully the information contained in the Proxy Statement.

         I hope that you will be able to attend the Annual Meeting. If you cannot attend, your shares of Common Stock can be represented by completing, signing and dating the enclosed proxy, and returning it in the envelope provided (which requires no postage if mailed in the United States). You may, of course, withdraw your proxy if you attend the Annual Meeting and choose to vote in person.

                                             Sincerely,

                                             /s/David A. Finley

                                             David A. Finley
                                             Chairman of the Board

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                            100 First Stamford Place
                           Stamford, Connecticut 06902


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company"), will be held at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017, on May 25, 1999, at 10:00 a.m., local time, for the following purposes:

         1. To elect eight directors of the Company to serve until the 2000 Annual Meeting of Stockholders or until their successors have been duly elected and qualified; and

         2. To ratify the appointment of KPMG LLP as auditors of the Company for the fiscal year ending December 31, 1999; and

to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Board of Director is not aware of any other business to come before the Meeting.

         The Board of Directors has fixed April 9, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the offices of the Company's stock transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, for ten days prior to the Meeting.

         Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy promptly in the envelope provided. Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

                                             By Order of the Board of Directors,

                                             /s/Peter T. Noone

                                             Peter T. Noone
                                             Secretary
Stamford, Connecticut
April 16, 1999








IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                       HUNGARIAN TELEPHONE AND CABLE CORP.

                                 PROXY STATEMENT

                                TABLE OF CONTENTS
                                      Page

INTRODUCTION...................................................................1
         Voting Rights and Proxy Information...................................1
         Vote Required for Approval............................................2
         Voting Securities.....................................................2
         Stock Ownership of Certain Beneficial Owners..........................2
         Stock Ownership of Management.........................................3
         Potential Change in Control...........................................4

I.  ELECTION OF DIRECTORS......................................................5
         General...............................................................5
         Current Directors and Nominees for Director...........................5
         Executive Officers Who Are Not Directors..............................8
         Standard Remuneration of Directors and Other Arrangements.............8
         Director Stock Option Plan............................................8
         Executive Compensation................................................9
         Employment Agreements................................................11
         Committees and Meetings of the Board of Directors....................13
         Compensation Committee Interlocks and Insider Participation..........13
         Certain Relationships and Related Party Transactions.................14
         Indebtedness of Management...........................................15
         Section 16(a) Beneficial Ownership Reporting Compliance..............15
         Compensation Committee Report on Executive Compensation..............15
         Stock Performance Graph..............................................17

II.   RATIFICATION OF THE APPOINTMENT OF AUDITORS.............................19

STOCKHOLDER PROPOSALS.........................................................19

OTHER BUSINESS................................................................19

EXPENSES OF SOLICITATION......................................................19

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                            100 First Stamford Place
                   Stamford, Connecticut 06902 April 16, 1999

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 25, 1999

                                  INTRODUCTION

                  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hungarian Telephone and Cable Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m. local time, May 25, 1999 at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017, or at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are first being sent or given to stockholders on or about April 16, 1999.

                  At the Meeting, the stockholders of the Company are being asked to consider and vote upon: (i) the election of eight directors of the Company to serve until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and (ii) the ratification of the appointment of KPMG LLP as auditors of the Company for the fiscal year ending December 31, 1999.

         Voting Rights and Proxy Information

                  All shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of all nominees for director named below and for the ratification of the appointment of auditors. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. Proxies should not be sent by the stockholder to the Company, but to Continental Stock Transfer & Trust Company, the Company's Registrar and Transfer Agent, at 2 Broadway, 19th Floor, New York, New York 10004. A pre-addressed, postage-paid envelope is provided for this purpose.

                  A proxy delivered pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Peter T. Noone, Secretary, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902.

         Vote Required for Approval

                  The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the Meeting. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting. Thus, abstentions and proxies returned by brokers as "non-votes" on behalf of shares held in "street name" will have no effect on the outcome of the election of directors. Proxies submitted which contain abstentions or broker "non-votes" will be deemed present at the Meeting in determining the presence of a quorum.

                  Your Board of Directors has unanimously approved the nomination of the persons named herein for election of directors and the appointment of KPMG LLP. Accordingly, the Board recommends a vote FOR the election of directors and the ratification of the appointment of auditors.

         Voting Securities

                  April 9, 1999 has been set as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Meeting. As of the close of business on the Record Date, there were outstanding 5,395,864 shares of Common Stock. Each holder thereof is entitled to one vote per share.

         Stock Ownership of Certain Beneficial Owners

                  The following table sets forth, as of April 9, 1999, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Common Stock.

                                                   Shares
                                                   Beneficially   Percent of
         Name and Address of Beneficial Owner      Owned (1)       Class (1)
         ------------------------------------     -----------    -----------

         CU CapitalCorp.                          7,628,126(2)        63.5%
         c/o Citizens Utilities Company
         High Ridge Park
         Stamford, Connecticut  06905

         Tele Danmark A/S                           994,158           18.4%
         Larslejsstraede 5
         0900 Copenhagen C, Denmark

         (1) "Shares Beneficially Owned" includes shares held directly as well as shares which such entity may have the right to acquire within 60 days of April 9, 1999. "Percent of Class" is calculated by dividing the "Shares Beneficially Owned" by such entity by the shares of Common Stock outstanding as of April 9, 1999 plus only those shares which such entity may have the right to acquire within 60 days of April 9, 1999.
         (2) Includes 6,622,218 shares subject to options granted by the Company to CU CapitalCorp., all of which are presently exercisable. See "Potential Change in Control" and "Election of Directors - Certain Relationships and Related Party Transactions - The Citizens Agreements."

         Stock Ownership of Management

                  The following table sets forth, as of April 9, 1999, certain information as to the shares of Common Stock beneficially owned by certain executive officers, officers, employees and a former executive officer of the Company, and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company as a group.

                                        Shares
                                        Beneficially      Percent of
         Name of Beneficial Owner        Owned (1)        Class (1)
         ------------------------      --------------     -----------

                         Current Officers and Employees

           Francis J. Busacca, Jr.         31,990(2)            *

           Gary D. Carpenter                      --           --

           Peter T. Noone                  32,600(3)            *

           John G. Tesmer                         --           --

           Directors and Executive        190,590(4)         3.4%
           Officers as a Group (12
           persons)

                            Former Executive Officer

           James G. Morrison               82,500(5)         1.5%

         -----------
         * Less than one percent
         (1) "Shares Beneficially Owned" includes shares held directly, as well as shares which such persons have the right to acquire within 60 days of April 9, 1999 and shares held by certain members of such persons' families, over which such persons may be deemed to have sole or shared voting power or investment power. "Percent of Class" is calculated by dividing the "Shares Beneficially Owned" by the individual (or group) by the shares of Common Stock outstanding as of April 9, 1999 plus only those shares which the individual (or group) has the right to acquire within 60 days of April 9, 1999.
         (2) Includes 20,000 shares subject to options presently exercisable at $8.00 per share and 9,990 shares subject to options presently exercisable at $3.25 per share granted pursuant to Mr. Busacca's employment agreement. See "Election of Directors - Employment Agreements."
         (3) Includes 15,000 shares subject to options presently exercisable at $11.69 per share, 2,500 shares subject to options presently exercisable at $8.00 per share and 15,000 shares subject to options presently exercisable at $4.625 per share granted pursuant to Mr. Noone's employment agreement. See "Election of Directors Employment Agreements."
         (4) Does not include shares reported to be beneficially owned by CU CapitalCorp. Daryl A. Ferguson and Leonard Tow, directors of the Company, serve as executive officers of both the parent company and an affiliate of CU CapitalCorp. Does not include shares reported to be beneficially owned by Tele Danmark A/S. Torben V. Holm and Finn Schkolnik, directors of the Company, serve as officers of Tele Danmark A/S.

         (5) Includes 30,000 shares subject to options presently exercisable at $8.75 per share and 52,500 shares subject to options presently exercisable at $8.00 per share granted pursuant to Mr. Morrison's employment agreement. See "Election of Directors - Employment Agreements."

         Potential Change in Control

                  From May 1995 through September 1998, the Company entered into certain agreements (as amended and restated in certain cases to date, the "Citizens Agreements") with CU CapitalCorp. ("CUCC") and Citizens International Management Services Company ("CIMS"), both of which are wholly-owned subsidiaries of Citizens Utilities Company (together with CUCC and CIMS, "Citizens"). The Company entered into the Citizens Agreements for financial, operating, management and other reasons that the Board of Directors believed to be consistent with the Company's business requirements and growth strategy. As of December 31, 1998, Citizens, directly or through subsidiaries, provided communications services, competitive local exchange carrier services and public services including electric transmission and distribution, natural gas transmission and distribution, water distribution and wastewater treatment services to approximately 1.8 million customers in 22 states throughout the United States.

                  As of April 9, 1999, Citizens beneficially owned 1,005,908 of the outstanding shares of the Company's Common Stock. Pursuant to the Citizens Agreements, Citizens was granted certain options to acquire an additional 6,622,218 shares of Common Stock at prices ranging from $12.75 to $18.00 per share. If Citizens were to exercise in full all of its options, Citizens would own 58.7% of the shares of Common Stock that would be outstanding if all the outstanding options and warrants, including those held by Citizens, were exercised. If only Citizens were to exercise in full all of its options, Citizens would own 63.5% of the shares of Common Stock that would be outstanding. If any or all of the options held by Citizens were exercised, Citizens would be in a position to exert significant influence on the Company. If all of its options were exercised, Citizens would be able to elect all the members of the Company's Board of Directors so that it would be in control of the Company and be able to effectively direct corporate transactions. The Citizens Agreements provide for certain preemptive rights which presently enable Citizens to maintain its right to acquire control in the event of, among other things, a change in the capitalization or number of outstanding shares of the Company.

                  The Citizens Agreements also provide for the nomination of one representative of Citizens for election to the Company's Board of Directors and for the number of directors to be set at no less than six, without classified or staggered terms. These provisions could facilitate the replacement of the Company's then-existing Board by Citizens in the event Citizens chooses to exercise its right to acquire shares constituting a controlling interest in the Company. Presently, Daryl A. Ferguson and Leonard Tow who are executive officers of Citizens Utilities Company serve on the Company's Board of Directors.

                  For  a  further  description  of   certain  of   the  Citizens
         Agreements, See "Election of Directors - Certain Relationships and Related Party Transactions - The Citizens Agreements."

                            I. ELECTION OF DIRECTORS

         General

                  Pursuant to the Company's By-laws, directors are elected to serve for a one-year term or until their respective successors have been elected and qualified. Six of the nominees are incumbent directors who were elected at the last annual meeting of stockholders and one of the nominees is an incumbent director who was elected to the board by the Board of Directors since the last annual meeting of stockholders. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as described below, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

         Current Directors and Nominees for Director

                  The table below sets forth certain information, as of April 9, 1999, regarding the Company's current Board of Directors and nominees for election to the Board of Directors, including beneficial ownership of Common Stock.

                                                                             Shares of
                                    Position(s) Held       Director          Common Stock         Percent
        Name               Age      in the Company            Since          Beneficially Owned   Owned

                Current Directors who are Nominees for Reelection

    Ole Bertram            63       Director               August 1997       50,000(1)            *

    Daryl A. Ferguson      60       Director               March 1998            --(2)           --

    David A. Finley        66       Director (Chairman)    July 1996         15,000(3)            *

    Torben V. Holm         48       Director               March 1999            --(4)           --

    John B. Ryan           68       Director               September 1992    26,000(5)            *

    William E. Starkey     63       Director               July 1996         15,000(3)            *

    Leonard Tow            70       Director               August 1997           --(2)           --

                             Other Current Directors
    Finn Schkolnik         53       Director               October 1997          --(4)           --

    James H. Season        55       Director               September 1995    20,000(6)            *

                              Nominee for Director
    Lennart Meineche       32       Director                                     --(4)           --

         -----------------
         *   Less than one percent.
         (1) Consists of 50,000 shares subject to options exercisable within 60 days at $4.125 per share granted pursuant to Mr. Bertram's employment agreement. See " - Employment Agreements."
         (2) Does not include shares reported to be beneficially owned by Citizens. See "Introduction - Stock Ownership of Certain Beneficial Owners." and "Potential Change in Control." Messrs. Ferguson and Tow are currently executive officers of Citizens Utilities Company. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."
         (3) Consists of 10,000 shares subject to options presently exercisable at $9.44 per share and 5,000 shares subject to options exercisable within 60 days at $6.78 per share granted under the Non-Employee Director Stock Option Plan.
         (4) Does not include shares reported to be beneficially owned by Tele Danmark A/S. See "Introduction - Stock Ownership of Certain Beneficial Owners." Messrs. Holm and Meineche are currently officers of Tele Danmark A/S. See "- Certain Relationships and Related Party Transactions - The Tele Danmark Agreements."
         (5) Includes 10,000 shares subject to options presently exercisable at $9.44 per share and 5,000 shares subject to options exercisable within 60 days at $6.78 per share granted under the Non-Employee Director Stock Option Plan and 10,000 shares subject to options, presently exercisable at $9.44 to $12.25 per share, granted under the 1992 Incentive Stock Option Plan, as amended.
         (6) Includes 10,000 shares subject to options presently exercisable at $9.44 per share and 5,000 shares subject to options exercisable within 60 days at $6.78 per share granted under the Non-Employee Director Stock Option Plan and 5,000 shares subject to options, presently exercisable at $9.44 per share, granted under the 1992 Incentive Stock Option Plan, as amended.


                  Ole Bertram.   Mr.  Bertram  was  appointed  as the  Company's
         President  and  Chief  Executive  Officer  effective  January  1, 1999.
         Prior to joining the Company, Mr. Bertram was the Senior Vice President of Tele Danmark International since June 1997. Prior to that, Mr. Bertram was Technical Director of Tele Danmark International from May 1995 to June 1997, and Technical Director and Vice President of the Copenhagen Telephone Company from 1988 to May 1995.

                  Daryl A. Ferguson. Mr. Ferguson has been associated with Citizens Utilities Company since July 1989 where he has been President and Chief Operating Officer since June 1990. He is currently the Chief Executive Officer and Vice Chairman of the Board of Electric Lightwave, Inc., a U.S. public company. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."

                  David A. Finley. Mr. Finley is currently a private investor and consultant with software, money-management, finance and telecommunications companies. He currently is a director of Broadway & Seymour, a software and services company in which he served as Chief Financial Officer until November 1997. Mr. Finley is also a director of Intelligroup, Inc., MJR Group, Inc., and Naviant Technology Solutions. Mr. Finley was with IBM from 1959 to 1989 when he retired as Treasurer. While at IBM, he held various international and domestic posts involving treasury, controllership, business development, strategic planning and general management.

                  Torben V. Holm. Mr. Holm has been a Senior Vice President of Tele Danmark International since 1994. Mr. Holm is also a member of the Management Committee of Tele Danmark International and is a member of the boards of several communications companies in which Tele Danmark International holds investments. Mr. Holm was elected a director of the Company by the Board of Directors in March 1999.

                  Lennart Meineche. Mr. Meineche has been the Senior Vice President and Chief Financial Officer of Tele Danmark International since 1998. Prior to that, Mr. Meineche was the head of financial planning in Tele Danmark International from 1994 to 1998. From 1991 to 1994, Mr. Meineche was the financial controller in Tele Danmark's Corporate Finance Department.

                  John B. Ryan. Mr. Ryan has been a financial consultant since 1988. From 1984 through 1987 he was a Senior Vice President and member of the Executive Committee of Josephthal & Co., Inc., a member of the New York Stock Exchange. From 1967 to 1984, he was a General Partner, Director of Compliance and a member of the Executive Committee of Herzfeld & Stern, a member of the New York Stock Exchange. He is a member of the Arbitration Panel of the New York Stock Exchange, the National Association of Securities Dealers and the American Arbitration Association.

                  Finn Schkolnik. Mr. Schkolnik has been an Executive Vice President of Tele Danmark A/S since 1996. From 1994 to 1996, he was with the Management Board of Copenhagen Telephone Company. From 1992 to 1996, Mr. Schkolnik was Copenhagen Telephone Company's Chief Financial Officer.

                  James H. Season. Mr. Season is currently the Vice President and Chief Financial Officer of PICK Communications Corp. Prior to that he was the Chief Financial Officer of Hungarian Broadcasting Corp. ("HBC") from 1996 to 1998. He remains a director of HBC. He had been a managing director with RHL Management Group, Inc., based in Greenwich, Connecticut, from 1990 through 1996, where he was involved in financial consulting, crisis management, investment banking, and merger and acquisition work.

                  William E. Starkey. Mr. Starkey is currently a consultant. He was with GTE Corporation from 1964 to 1993, when he retired as a Senior Executive. While at GTE, he held various posts involving operations, marketing and customer service, regulatory, human resources, information systems, management and planning. He was the Chairman of the Tampa Chamber of Commerce in 1990 and the Chairman of Enterprise Corporation from 1994 to 1996 (a private non-profit organization, with over 60 employees providing management, technical and financial assistance to small- and medium-sized companies).

                  Leonard Tow. Mr. Tow has been the Chairman and Chief Executive Officer of Citizens Utilities Company since 1990, where he served as Chief Financial Officer from 1991 to 1997. He has been Chief Executive Officer and a Director of Century Communications Corp., a cable television company, since its organization in 1973, and has served as Chairman of the Board since 1989 and was Chief Financial Officer from 1973 to 1996. He is Chairman of the Board of Electric Lightwave, Inc. and a Director of the United States Telephone Association. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."

         Executive Officers Who Are Not Directors

                  Francis J. Busacca, Jr., Mr. Busacca, age 57, was appointed to the position of Executive Vice President and Chief Financial Officer of the Company effective March 2, 1998. He served as the Company's interim President and Chief Executive Officer from April to December 1998. Mr. Busacca, a CPA, was previously the Executive Vice President and Chief Financial Officer of Monor Telefon Tarsasag, a Hungarian local telephone operator, from 1995 to 1997. Mr. Busacca was with IBM from 1966 to 1995 where he held various financial, management and strategic positions.

                  Peter T. Noone. Mr. Noone, age 36, was appointed General Counsel and Secretary of the Company in November 1996. For six years prior to such appointment Mr. Noone practiced law with two law firms in New York City and Washington, D.C.

         Standard Remuneration of Directors and Other Arrangements

                  Since July 1996, directors who are not officers or employees of the Company or any of its 10% shareholders were paid, in addition to the reimbursement of out-of-pocket expenses, fees of $1,200 for attendance at meetings in the United States, $2,000 for attendance at meetings in Hungary and $800 for meetings held via telephonic conference call. For committee meetings, the directors were paid $500 ($900 for the Chairman) for attendance at meetings and $300 ($500 for the Chairman) for meetings held via telephonic conference call. In March 1999, the Board adopted a revised compensation structure for its non-employee directors effective with the 1999 - 2000 Board term. Pursuant to the revised compensation structure, the Chairman of the Board is to be compensated with a fixed quarterly fee of $3,500, a per meeting fee of $1,400 and $700 for meetings held via telephonic conference call. Directors will be compensated with a fixed quarterly fee of $2,500, a per meeting fee of $800 and $400 for meetings held via telephonic conference call. For committee meetings, the directors are to be paid $500 ($800 for the Chairman) for attendance at meetings and $250 ($400 for the Chairman) for meetings held via telephonic conference call.

                  From February 1998 to February 1999, Mr. Finley received $195,000 for consulting services that he provided to the Company.

         Director Stock Option Plan

                  In January 1997, the Board adopted the Hungarian Telephone and Cable Corp. Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") for the Company's directors who are not officers or employees of the Company or any of its 10% shareholders. Presently, Messrs. Finley, Ryan and Starkey are eligible for continuing participation in the Director Stock Option Plan.

                  The Director  Stock  Option Plan has 250,000  shares of Common
         Stock available for issuance pursuant to options to the eligible directors. The Compensation-Stock Option Committee administers the Director Stock Option Plan. The options will have ten-year terms and may not be transferred other than by will or the laws of descent and distribution.

                  As of the date each year that any non-employee director is elected or re-elected to serve as a director by the stockholders of the Company at the Annual Meeting of Stockholders of the Company, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock with an exercise price per share equal to the fair market value of a share of Common Stock on the date of such grant. Each automatic grant of any such options vests in the optionee, and thus become exercisable, at the earlier of (x) the date of the next Annual Meeting of Stockholders of the Company, or (y) one year from the date of such annual grant. On June 10, 1998, the Company granted each of Messrs. Finley, Ryan, Season and Starkey options to purchase 5,000 shares of Common Stock, which options vest on May 25, 1999.

         Executive Compensation

                  The following table sets forth certain information, for each of the Company's last three fiscal years, with respect to compensation awarded to, earned by or paid to each individual who served as the Company's Chief Executive Officer for 1998 and each of certain officers or employees of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1998 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                        Annual Compensation               Long-Term
                                                                                         Compensation
                                               --------------------------------------- ----------------- ---------------

                                                                            Other
                                                                            Annual       Securities
                                                                         Compensation    Underlying       All Other
             Name and Principal        Year       Salary      Bonus         ($)(3)         Options        Compensation
                      Position                    ($)(1)       ($)(2)                        (#)             ($)(4)

         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         Francis J. Busacca, Jr.      1998           125,000         --        88,307            30,000              --
         Executive Vice President     1997                --         --            --                --              --
         and Chief Financial Officer  1996                --         --            --                --              --
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         Gary D. Carpenter            1998            90,000     30,000       130,283                --              --
         Managing Director            1997            83,333         --       115,797                --              --
                                      1996            60,961         --         3,000                --              --
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         James G. Morrison            1998            57,750     92,188        48,459            52,500         115,500
         former President and Chief   1997           168,438         --       321,227            30,000              --
         Executive Officer            1996           140,978     63,125        41,000                --              --
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         Peter T. Noone               1998           123,375      4,167            --             2,500              --
         General Counsel and          1997           118,479     25,000            --            15,000              --
         Secretary                    1996            19,583        ---            --                --              --
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------
         John G. Tesmer               1998           110,000     56,000       157,544                --              --
         Vice President               1997            92,018     10,000       129,506                --              --
                                      1996            49,500                   12,000                --              --
         ---------------------------- -------- -------------- ---------- ------------- ----------------- ---------------

         (1) Consists of salaries paid pursuant to employment agreements. See "Employment Agreements."
         (2) Includes bonus awards of 5,000 shares of Common Stock in 1996 and 6,250 shares of Common Stock in 1998 issued to Mr. Morrison pursuant to his employment agreement. The valuation is based on the fair market value of the stock price on the date of award. See "- Employment Agreements."
         (3) The amounts reported in 1996, 1997 and 1998 include housing and vacation allowances pursuant to employment agreements. The 1996 amounts include housing and vacation allowances of $3,000, $41,000 and $12,000 for Messrs. Carpenter, Morrison and Tesmer, respectively. The 1997 amounts include housing and vacation allowances of $37,500, $36,000, and $39,000 for Messrs. Carpenter, Morrison and Tesmer, respectively. The 1998 amounts include housing and vacation allowances of $30,000,
         $39,000,   $12,000  and  $39,000  for  Messrs.  Busacca,  Carpenter,
         Morrison and Tesmer. The amounts reported in 1997 and 1998 include the reimbursement by the Company of certain Hungarian income taxes. The 1997 amounts including the reimbursement of Hungarian taxes in the amount of $78,297, $285,227 and $90,506 paid by Messrs. Carpenter, Morrison and Tesmer, respectively. The 1998 amounts include the reimbursement of Hungarian taxes in the amount of $58,307, $91,283, $36,459 and $118,544 paid by Messrs. Busacca, Carpenter, Morrison and Tesmer, respectively.
         (4) In 1998 the Company paid Mr. Morrison $115,500 pursuant to a one-year consulting agreement entered into between the Company and Mr. Morrison following Mr. Morrison's retirement as an executive officer of the Company. The consulting agreement which terminates in April 1999 contains a $14,437.50 monthly consulting fee.

                  The following table sets forth certain information with respect to options granted to the Named Executives during the fiscal year ended December 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              Potential Realizable Value at
                                                                                              Assumed Annual Rates of Stock
                                             Individual Grants                                Price Appreciation for Option Term

                                 Number of          Percent of Total  Exercise
                                 Securities         Options Granted   Price on
                                 Underlying         to Employees in   Date of     Expiration
                Name             Options Granted    Fiscal Year       Grant       Date          5% ($)           10%($)
         -------------------     ---------------   -----------------  ---------   -------      -------          -------

         Francis J. Busacca, Jr.   30,000            22.9%            $8.00       3/31/03       66,300          146,400

         James G. Morrison         52,500            40.1%            $8.00       3/31/03      116,025          256,200

         Peter T. Noone             2,500             1.9%            $8.00       3/31/03        5,562           12,200



                  The following table summarizes the exercise of stock options during fiscal 1998 by the Named Executives and provides information as to the unexercised stock options held by them at the end of the fiscal year.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                    Number of Securities          Value of Unexercised
                                                                    Underlying Unexercised        In-the-Money Options
                                  Shares Acquired                   Options at Fiscal Year End    at Fiscal Year End
               Name               on Exercise      Value Realized   Exercisable/Unexercisable     Exercisable/Unexercisable

         Francis J. Busacca, Jr.    --               --                20,000/10,000                --/--

         James G. Morrison          --               --                82,500/--                    --/--

         Peter T. Noone             --               --                17,500/--                    --/--
         ---------------------

         Employment Agreements

                  Francis J. Busacca, Jr. - On March 1, 1998, the Company entered into a two year employment agreement with Mr. Busacca, the Company's Executive Vice President and Chief Financial Officer. Mr. Busacca's employment agreement provides for an annual salary of $150,000 and a $3,000 per month housing allowance. Pursuant to such employment agreement, the Company granted Mr. Busacca options to purchase 30,000 shares of the Company's Common Stock at $8.00 per share with the options vesting in increments of 10,000 every six months so long as Mr. Busacca remains with the Company. Mr. Busacca is also eligible to receive an annual bonus at the Company's discretion up to the equivalent of $40,000 in stock, additional options, cash, or a combination thereof. From April to December 1998, Mr. Busacca was the Company's interim President and Chief Executive Officer. For such additional duties, the Company awarded Mr. Busacca options, effective January 1, 1999, to purchase 9,990 shares of the Company's Common Stock.

                  Gary D. Carpenter - In September 1997, the Company entered into a two year employment agreement with Gary D. Carpenter, a managing director of one of the Company's operating subsidiaries. Mr. Carpenter's employment agreement provides for an annual salary of $90,000, a $3,000 per month housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Carpenter.

                  James G. Morrison - In October 1996, the Company entered into an amended and restated employment agreement with James G. Morrison, the Company's former President and Chief Executive Officer, which was effective as of July 26, 1996, the date Mr. Morrison was promoted to President and Chief Executive Officer. Mr. Morrison's employment agreement provided for a four-year term with an annual salary of $165,000, which was increased to $173,250 in 1997. Mr. Morrison's employment agreement also provided for a $3,000 per month housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Morrison. Pursuant to Mr. Morrison's employment agreement, the Company granted Mr. Morrison 50,000 restricted shares of Common Stock. 12,500 of such restricted shares vested and were released to Mr. Morrison on each October 10th of 1996 and 1997. In addition, the
         Company awarded Mr. Morrison 5,000 shares of Common Stock as consideration for, among other things, his agreement to amend his prior employment agreement and to waive rights to certain benefits under such prior employment agreement. The employment agreement also provided for the annual award of five-year options to purchase a target of 30,000 shares of Common Stock based on certain objectives to be set by the Compensation - Stock Option Committee of the Board of Directors. In March 1997, the Company granted Mr. Morrison options to purchase 30,000 shares of Common Stock at an exercise price of $8.75 per share for his services in 1996. In March 1998, the Company awarded Mr. Morrison options to purchase 52,500 shares of Common Stock at an exercise price of $8.00 per share, a cash bonus of $37,500 and 6,250 shares of Common Stock for his services in 1997. Mr. Morrison retired as an executive officer of the Company on April 30, 1998. As a result, Mr. Morrison forfeited his 25,000 restricted shares. As part of Mr. Morrison's retirement arrangements, the Company retained the services of Mr. Morrison as a consultant for a one-year term at a fee of $173,250.

                  Peter T. Noone - Mr. Noone's employment agreement provides for a three-year term with a current annual salary of $123,375. The agreement also provides for a potential cash bonus equal to 20% of Mr. Noone's base salary and an annual award of five-year options to purchase a target of 15,000 shares of Common Stock. The employment agreement for Mr. Noone provides that if his employment is terminated by the Company other than for cause, or if he suffers a demotion other than for cause or if there is a change in control of the Company, Mr. Noone has the right to terminate the agreement. In the event of any such termination, Mr. Noone would be entitled to receive (i) nine months' salary and allowances, (ii) all restricted shares, whether vested or unvested as of the date of termination, (iii) payment of any accrued entitlement to salary, expenses and allowances, and (iv) a pro-rata share of stock options, if any, to be awarded under the agreement.

                  John G. Tesmer - In October 1997, the Company entered into a two year employment agreement with John Tesmer, a Vice President of the Company. Mr. Tesmer's employment agreement provides for an annual salary of $110,000, a $3,000 per month housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Tesmer.

         Committees and Meetings of the Board of Directors

                  During the Company's fiscal year ended December 31, 1998, the Board of Directors held eight meetings. Each of the incumbent directors except for Messrs. Schkolnik and Tow attended at least 75% of the meetings of the Board of Directors that were held during the 1998 fiscal year. Each of the incumbent directors attended at least 75% of the meetings of each committee on which he served that were held during the 1998 fiscal year while he was serving as a member of such committee.

                  The Company has standing Compensation-Stock Option and Audit Committees. The full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited such nominations. Such nominations, together with appropriate biographical information, should be submitted to the Secretary of the Company at least 90 days prior to the annual meeting.

                  From June 1997 to March 1998, the Compensation - Stock Option Committee consisted of Ronald E. Spears and William E. Starkey with one vacancy. Following the resignation of Mr. Spears from the Board in March 1998, the Compensation - Stock Option Committee had a second vacancy. On April 8, 1998, the Board of Directors reconstituted the Compensation - Stock Option Committee, which consisted of Ole Bertram, John B. Ryan and William E. Starkey. Following the appointment of Mr. Bertram as the Company's President and Chief Executive Officer in September 1998, Mr. Bertram resigned from the committee and was replaced by Daryl A. Ferguson. The function of this committee is to administer the 1992 Incentive Stock Option Plan, as amended, and the Director Stock Option Plan, and advise the Board regarding the compensation of officers. The Compensation-Stock Option Committee held six meetings during the fiscal year ended December 31, 1998.

                  From June 1997 to January 1998, the Audit Committee consisted of David A. Finley and William E. Starkey with one vacancy. Upon Mr. Finley's appointment as Chairman of the Board on January 29, 1998, he resigned from the Audit Committee which created a second vacancy on the committee. On April 8, 1998, the Board of Directors reconstituted the Audit Committee, which now consists of Daryl A. Ferguson, John B. Ryan and James H. Season. This committee has the duties of recommending to the Board of Directors the appointment of independent auditors, reviewing their charges for services, reviewing the scope and results of the audits performed, reviewing the adequacy and operation of the Company's internal auditing, and performing such other duties or functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board of Directors. During the fiscal year ended December 31, 1998 the Audit Committee held one meeting.

         Compensation Committee Interlocks and Insider Participation

                  From June 1997 to March 1998, the Compensation - Stock Option Committee consisted of Ronald E. Spears and William E. Starkey with one vacancy. Following the resignation of Mr. Spears from the Board in March 1998, the Compensation - Stock Option Committee had a second vacancy. On April 8, 1998, the Board of Directors reconstituted the Compensation - Stock Option Committee, which consisted of Ole Bertram, John B. Ryan and William E. Starkey. Following the appointment of Mr. Bertram as the Company's President and Chief Executive Officer in September 1998, Mr. Bertram resigned from the committee and was replaced by Daryl A. Ferguson. The function of this committee is to administer the 1992 Incentive Stock Option Plan, as amended, and the Director Stock Option Plan, and advise the Board regarding the compensation of officers. The Compensation-Stock Option Committee held six meetings during the fiscal year ended December 31, 1998.

                  No current or former members of the committee during such period were officers of the Company. Mr. Bertram was an officer of
         Tele Danmark A/S. Mr. Spears was an officer of Citizens and Mr. Ferguson is currently an officer of Citizens. See "Certain Relationships and Related Party Transactions - The Tele Danmark Agreements" and "- The Citizens Agreements."

         Certain Relationships and Related Party Transactions

                  The Tele Danmark Agreements

                  On July 1, 1997, Tele Danmark A/S ("TD") transferred to the Company its 20% interest in the outstanding capital stock of each of Kelet-Nograd Com Rt. ("KNC") and Raba Com Rt. ("Raba-Com"), both Hungarian subsidiaries of the Company, in exchange for 420,908 shares of Common Stock. The agreement provided for, among other things, (x) the Company to nominate a representative of TD for election to the Company's, KNC's and Raba-Com's Board of Directors as long as TD owns at least 300,000 shares of the Company's outstanding Common Stock, (y) certain preemptive rights of TD, upon issuance by the Company of shares of its Common Stock, to maintain its then current percentage ownership in the Company's outstanding Common Stock as long as TD continues to own at least 300,000 shares of the Company's outstanding Common Stock, and (z) the obligation of the Company to purchase, and the obligation of TD to sell, the shares of capital stock of KNC and Raba-Com then held by the Danish Investment Fund for Central and Eastern Europe (the "Fund") if TD acquired such shares within twelve (12) months. As a result of such agreement, the Board of Directors has elected Torben V. Holm, an officer of TD, to its Board in March 1999 and the Board of Directors is nominating Mr. Holm for election for the 1999 to 2000 term.

                  On September 30, 1997, TD transferred to the Company its 4.8% interest in the outstanding capital stock of each of KNC and Raba-Com (acquired by TD from the Fund) in exchange for 101,018 shares of Common Stock. In addition, TD transferred to the Company its interest in an aggregate of $5.5 million in loans owed by KNC and Raba-Com to TD in exchange for 447,232 shares of Common Stock.

                  In addition to Mr. Holm, Finn Schkolnik, an officer of TD, has been on the Board of Directors of the Company since October 1997. The Board is nominating Lennart Meineche, an officer with TD, to replace Mr. Schkolnik for election for the 1999 to 2000 term.

                  The Citizens Agreements

                  In May 1995, Citizens purchased 300,000 shares of Common Stock from a former executive of the Company and has since acquired an additional 602,908 shares pursuant to certain agreements entered into with the Company (as amended and restated in certain cases to date, the "Citizens Agreements") and 103,000 shares pursuant to certain open market purchases bringing its ownership of the outstanding Common Stock as of April 9, 1999, to approximately 18.6%. In addition, as a result of the Citizens Agreements, Citizens has received certain options to purchase 4.5 million shares of Common Stock. These options expire in September 2000, with per share exercise prices ranging from $12.75 to $18.00. Citizens also has an option to purchase 2.1 million shares of Common Stock at an exercise price of $13.00 per share with an expiration date of July 1, 1999. The Citizens Agreements provide Citizens with certain preemptive rights to purchase, upon the issuance of Common Stock in certain circumstances to third parties, shares of Common Stock in order to maintain its percentage ownership interest on a fully diluted basis. The Citizens Agreements also provide for one representative of Citizens to be nominated for election to the Company's Board of Directors for as long as Citizens holds at least 300,000 shares of Common Stock and for the number of directors on the Company's Board of Directors to be set at no less than six, without classified or staggered terms. Daryl A. Ferguson and Leonard Tow, both executive officers of Citizens Utilities Company, are directors of the Company and nominees for election to the Board of Directors for the 1999 to 2000 term.

                  The Citizens Agreements include a certain Replacement and Termination Agreement dated as of September 30, 1998 (the "Termination Agreement") which provides for, among other things, payments by HTCC to Citizens in the aggregate amount of $21 million payable in 28 quarterly installments of $750,000 each year from 2004 through and including 2010 in part as agreement for Citizens' agreement to terminate a management services agreement and in part as consideration for certain consulting services to be provided by Citizens to the Company from 2004 through and including 2010. Pursuant to the Termination Agreement, HTCC issued 100,000 shares of its Common Stock and a $8.4 million promissory note to Citizens in settlement of accrued management fees pursuant to the terminated management services agreement. The principal on the note is payable in full in September 2004 and bears interest at a varying rate per annum which is 2-1/2% per annum above the one-year LIBOR rate. Accrued interest is payable annually.

         Indebtedness of Management

                  No director, executive officer or nominee for election as a director of the Company has been indebted to the Company or any of its subsidiaries at any time during the last fiscal year in an amount in excess of $60,000.

         Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and beneficial owners of over 10% of the Common Stock to file reports of holdings and transactions in the Common Stock. Based upon a review of the Forms 3, 4 and 5 required to be filed by such directors, officers and beneficial owners pursuant to Section 16(a) for the Company's fiscal year ended December 31, 1998, the Company has identified the following untimely filed reports covering the number of transactions indicated: CU CapitalCorp. failed to timely file one Form 4 with respect to one transaction; William McGann, the Company's controller did not timely file his report of his initial beneficial ownership of securities on Form 3; and James G. Morrison failed to timely file a Form 4 with respect to one transaction. All such Forms were subsequently filed.

         Compensation Committee Report on Executive Compensation

                  From June 1997 to March 1998, the Compensation - Stock Option Committee consisted of Ronald E. Spears and William E. Starkey with one vacancy. Following the resignation of Mr. Spears from the Board in March 1998, the Compensation - Stock Option Committee had a second vacancy. On April 8, 1998, the Board of Directors reconstituted the Compensation - Stock Option Committee, which consisted of Ole Bertram, John B. Ryan and William E. Starkey. Following the appointment of Mr. Bertram as the Company's President and Chief Executive Officer in September 1998, Mr. Bertram resigned from the committee and was replaced by Daryl A. Ferguson. The function of this committee is to administer the 1992 Incentive Stock Option Plan, as amended, and the Director Stock Option Plan, and advise the Board regarding the compensation of officers. The Compensation-Stock Option Committee held six meetings during the fiscal year ended December 31, 1998.

                  Executive Officer Compensation Policy

                  General. The Company's compensation policy is designed to motivate, reward and retain the managerial and technical talent needed to achieve the Company's business objectives. This policy provides for incentives to achieve short- and long-term objectives and rewards exceptional performance and accomplishments that contribute to the Company's business. Compensation arrangements for the Company's executive officers have been designed to align such compensation with the achievement of the Company's business objectives and growth strategy. The Company has traditionally sought to achieve such alignment through employment contracts providing for fixed-base salaries, cash bonuses and stock-based awards, as well as through the grant of stock options.

                  Employment Contracts. The Company entered into an employment agreement with each of its executive officers effective with the individual's appointment to an executive position. Employment agreements for all executive officers, including the Chief Executive Officer, have been for terms from two to four years, and provide for fixed annual salaries over their terms. Base salaries are initially established through negotiations with the executive officer during the hiring process. The Company has also granted options to its executive officers in order to align the interests of such executives with those of the shareholders of the Company generally. In March 1998, the Company awarded certain cash bonuses to certain officers based upon the completion of the Company's network modernization and construction program in all of its concession areas in 1998.

                  In March 1998, the Company awarded Mr. Morrison as a bonus for his services in 1997 options to purchase 52,500 shares of Common Stock at an exercise price of $8.00 per share, $37,500 and 6,250 shares of Common Stock. The Company awarded such bonus to Mr. Morrison as a reward for planning and overseeing the completion of the Company's network modernization and construction program in all of its concession areas. In addition, the Company rewarded Mr. Morrison for the connection of approximately 175,000 telephone access lines by December 31, 1997. These accomplishments have led to an acceleration of revenues from the Company's provision of telecommunications services. Mr. Morrison retired as an employee of the Company on April 30, 1998. Upon Mr. Morrison's retirement, the Company entered into a one year consulting agreement with Mr. Morrison to retain his services for $173,250. The Company awarded Francis J. Busacca, Jr. options to purchase 9,990 shares of the Company's Common Stock for his performance as interim President and Chief Executive Officer from April to December 1998.

                  For a  description  of  certain  provisions  of the  Company's
         current  employment   contracts  with  its  executive   officers,   See
         "Employment Agreements."

                  In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended, the effect of which is to eliminate the deductibility of compensation of over $1 million, with certain exceptions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the compensation of each of the Company's current executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.
                           Daryl A. Ferguson
                           William E. Starkey
                           John B. Ryan

         Stock Performance Graph

                  The line graph below compares the cumulative total stockholder return of the Company's Common Stock to the cumulative total return of
         (i) the American Stock Exchange Market Index and (ii) a telecommunications industry index, for the period commencing January 1, 1994 through December 31, 1998. The Common Stock was first listed for quotation on the Nasdaq Small-Cap Market on December 28, 1992 and was quoted on the Nasdaq National Market from December 8, 1994 through December 19, 1995. On December 20, 1995, the Common Stock began trading on the American Stock Exchange. The graph assumes that $100 was invested on January 1, 1994, with dividends reinvested on the date paid.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG THE COMPANY, AMEX MARKET INDEX
                      AND TELECOMMUNICATIONS INDUSTRY INDEX



                                    [CHART]




















                             1993       1994        1995         1996       1997         1998
                             ----       ----        ----         ----       ----         ----

    Hungarian Telephone   $100.00      71.19       72.03        63.56      64.83        22.03
    and Cable Corp.

    Telecommunications     100.00      87.05      113.67       112.17     145.40       221.36
    Industry Index

    Amex Market Index      100.00      88.33      113.86       120.15     144.57       142.61


                 II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

                  The Board of Directors, on the recommendation of the Audit Committee, has reappointed the firm of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999, subject to the ratification of the appointment by the Company's stockholders. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

                  The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG LLP as auditors of the Company for the fiscal year ending December 31, 1999.

                              STOCKHOLDER PROPOSALS

                  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 2000 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 29, 1999. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company's Proxy Statement. If the date of the 2000 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 1999 Annual Meeting, the stockholder must submit any such proposal no later than the close of business on the later of the 60th day prior to the 2000 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made.

                                 OTHER BUSINESS

                  The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                            EXPENSES OF SOLICITATION

                  The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them, and the Company may reimburse them for certain reasonable out-of-pocket expenses incurred by them in connection therewith.

                                             By Order of the Board of Directors,

                                             /s/David A. Finley

                                             David A. Finley
                                             Chairman of the Board

April 16, 1999
New York, New York

PROXY                                                                      PROXY
                       HUNGARIAN TELEPHONE AND CABLE CORP.

                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 25, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints DAVID A. FINLEY and PETER T. NOONE, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on May 25, 1999, at 10:00 a.m. local time, at the New York Marriott East Side, 525
Lexington Avenue, New York, New York 10017, or at any adjournment or postponement thereof.

         Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

         The Board of Directors recommends a vote "FOR" all nominees for director and the ratification of the appointment of KPMG LLP.

1. The election as directors of all nominees listed below to serve until the 2000 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

         INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name in the list below.

OLE BERTRAM                        TORBEN V. HOLM             WILLIAM E. STARKEY

DARYL A. FERGUSON                  LENNART MEINECHE           LEONARD TOW

DAVID A. FINLEY                    JOHN B. RYAN

                                            VOTE
                           FOR  [ ]         WITHHELD  [ ]

2. Ratification of the appointment of KPMG LLP as auditors of the Company for the fiscal year ending December 31, 1999.

                           FOR  [ ]         AGAINST  [ ]            ABSTAIN  [ ]

         The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for the listed proposals. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

                                            The undersigned acknowledges receipt
                                            from  the  Company,   prior  to  the
                                            execution  of  this  proxy,  of  the
                                            Notice   of   Annual   Meeting   and
                                            accompanying     Proxy     Statement
                                            relating   to  the  Meeting  and  an
                                            Annual  Report to  Stockholders  for
                                            the fiscal year ended  December  31,
                                            1998.

                                            DATED:                        , 1999




                                            Signature



                                            Signature

                                            Please  mark,  date and sign as your
                                            name(s)  appear(s)  to the  left and
                                            return in the enclosed envelope.  If
                                            acting      as     an      executor,
                                            administrator,   trustee,  guardian,
                                            etc.,  you should so  indicate  when
                                            signing.   If   the   signer   is  a
                                            corporation,  please  sign  the full
                                            corporate  name, by duly  authorized
                                            officer. If shares are held jointly,
                                            each shareholder named should sign.